Exhibit 13(b)

APPENDIX A TO DISTRIBUTION AND SERVICE PLAN

Name of Portfolio	Class of Shares	Distribution Fee (expressed as a percentage of average daily net assets of the Portfolio attributable to the specified Class)	Service Fee (expressed as a percentage of average daily net assets of the Portfolio attributable to the specified Class)
BlackRock LifePath® Dynamic Retirement Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2020 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2025 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2030 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2035 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2040 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2045 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2050 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2055 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2060 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
BlackRock LifePath® Dynamic 2065 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%
iShares U.S. Aggregate Bond Index Fund	Investor A	—	0.25%
	Investor P	—	0.25%
iShares S&P 500 Index Fund	Investor A	—	0.25%
	Investor C1	0.75%	0.15%
	Investor P	—	0.25%
	Service	—	0.15%

Amended as of May 16, 2012

Amended as of February 23, 2017

Amended as of May 17, 2018

Updated April 10, 2019

Amended as of October 30, 2019